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                                                                      EXHIBIT 15
Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attn.:  Document Control

Re:  Oryx Energy Company Form 10-Q

We are aware that our report dated November 2, 1998 on our review of the interim condensed consolidated balance sheet of Oryx Energy Company and its Subsidiaries as of September 30, 1998, the related condensed consolidated statements of income for the three and nine months ended September 30, 1998 and 1997, and the related condensed consolidated statements of cash flows for the nine months ended September 30, 1998 and 1997, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                                                              Registration No.
                                                                                              ----------------

On Form S-3 for:

      Oryx Energy Company $500,000,000 Debt
          Securities; Preferred Stock; and Common Stock                                           33-45611

      Oryx Energy Company $600,000,000 Debt Securities                                            33-33361

      Oryx Energy Company 7,259,394 shares of
          Common Stock                                                                            33-36799

      Oryx Energy Company $500,000,000 Debt Securities;
          Preferred Stock; and Common Stock                                                      333-33373

On Form S-8 for:

      Oryx Energy Company 1992 Long-Term Incentive Plan                                           33-42695

      Oryx Energy Company Long-Term Incentive Plan                                                33-25032

      Oryx Energy Company Capital Accumulation Plan                                               33-24918

      Oryx Energy Company Equity and Deferred
          Compensation Plan for Non-Employee Directors                                           333-03075

      Oryx Energy Company Executive Variable Incentive
          Plan                                                                                   333-03089

      Oryx Energy Company 1997 Long-Term Incentive Plan                                          333-26563

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                       /s/ PricewaterhouseCoopers LLP
Dallas, Texas
November 2, 1998